AMENDED AND RESTATED CONSULTING AGREEMENT

This Amended and Restated Consulting Agreement (“Agreement”) is made as of May 24, 2006 by and between Pat Scorzelli, an individual whose principal address is 78 Maple Avenue, Leominster, Massachusetts (the “Consultant”), and US Global Nanospace, Inc., a Delaware corporation (the “Company”), and is made with reference to the following:

RECITALS

A. This Agreement amends and restates in its entirety the Consulting Agreement dated as of March 22, 2006 by and between the Consultant and the Company.

B. The Company is a publicly traded company in the business of developing products for a wide variety of defense and health and safety applications.

C. The Company wishes to retain the Consultant, and the Consultant wishes to be retained by the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1. Term. The Company retains the Consultant and the Consultant accepts this appointment with the Company for the period beginning on May 24, 2006 and ending on May 24, 2007 (the “Term”). Unless otherwise terminated pursuant to section 6 below, this Agreement will be automatically renewed after May 24, 2007, unless either party gives notice to the other at least thirty (30) days prior to the expiration of the Term that the party desires to renegotiate this Agreement. Thereafter, the terms and conditions of this Agreement shall apply until the parties reach an agreement modifying them. If an agreement is not reduced to writing and executed by the parties within thirty (30) days of the end of the specified period, then this Agreement shall continue on a month to month basis until terminated by written notice given by either party at least thirty (30) days prior to the end of any monthly period.

2. Duties of Consultant. The Consultant agrees to perform the services described in Exhibit “A”, attached to this Agreement and made a part of it. The Consultant will determine the method, details and means of performing the services.

3. Compensation. The Company shall pay to the Consultant as compensation for the Services the sum equaling $17,000 per month during the Term, payable in registered shares of the Company's common stock to be issued pursuant to the Company's Amended and Restated 2002 Stock Plan (“S-8 Stock”), valued at the closing price of the common stock on the last trading day of each month. For the partial month in which this Agreement is executed, Consultant shall receive a pro-rated amount of compensation and the shares issuable for such pro-rated month shall be valued as of the last trading day of the month.

4. Nondisclosure. Consultant acknowledges and agrees that:

(a) Any and all information disclosed by the Company and/or any of its affiliates to the Consultant and/or any of his agents, representatives or affiliates in connection with this Agreement, regardless of the method or purpose of disclosure, is considered confidential information, unless such information falls within the exceptions as stated in this section (collectively, “Confidential Information”).

(b)  Confidential Information shall be held and retained in trust and in a manner adequate to protect the Company’s proprietary rights and interests and such information shall not be disclosed to others or used for purposes other than performing under this Agreement without the Company’s prior written consent. Notwithstanding the foregoing, the Consultant may disclose Confidential Information, the fact that Confidential Information has been made available or any other conditions or facts with respect to the subject matter of this Agreement, where the Consultant believes in good faith that such disclosure must be made in order to not commit a violation of law (which may be statutory, regulatory, judicial or otherwise). In the event that the Consultant or any of his representatives are required, in the opinion of counsel (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), or requested by any governmental authority, to disclose any information supplied to him or to any of his representatives in the course of his dealings with the Company or its representatives, the Consultant agrees to provide the Company with prompt written notice of such request(s) so that it may, with the assistance and cooperation of the Consultant, seek an appropriate protective order and/or waive the Consultant’s compliance with the provisions of this Agreement.

(c) Confidential Information, as used in this section, does not include information that:

(d) Is or becomes legally known and available to the public prior to or subsequent to its disclosure to the Consultant and that is not material information as described in Securities and Exchange Commission Staff Accounting Bulletin 99;

(e) Was acquired by the Consultant from a third party who was lawfully in possession of the information and under no obligation to the Company to maintain its confidentiality; or

(f) Was independently developed by the Consultant, without utilizing the Confidential Information of the Company.

5. Effect of Merger. Anything to the contrary herein notwithstanding, this Agreement may be terminated by the Company immediately upon notice to the Consultant in the event of any voluntary or involuntary dissolution of the Company resulting from any merger or consolidation in which the Company is not the surviving corporation or any transfer of all or substantially all of the assets of the Company.

6. Termination.

6.1 Termination on Notice. Either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. Upon termination of this Agreement, the terms of this Agreement will remain in effect with respect to any particular Confidential Information until the Consultant can document that it falls into one of the exceptions stated in sections 4(d), 4(e), and 4(f).

6.2 Termination on Default. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) non-payment of compensation by the Company after twenty (20) days written demand for payment; (ii) the willful breach or habitual neglect by the Consultant of the duties which it is required to perform under the terms of this Agreement; (iii) the Consultant’s commission of acts of dishonesty, fraud, or misrepresentation; (iv) the failure by the Consultant to conform to all laws and regulations governing the Consultant’s duties under this Agreement; or (v) the commission by the Consultant of any act that tends to bring the Company into public scandal or which will reflect unfavorably on the reputation of the Company.

6.3 Automatic Termination. This Agreement terminates automatically upon the death or disability of the Consultant.

6.4 Return of Company Property. Upon the termination or expiration of this Agreement, the Consultant shall immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement).

7. Status of Consultant. The Consultant understands and agrees that he is an independent contractor, and that he and his employees, if any, are not employees of the Company and that they shall not be entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits, an automobile, and/or participation in profits earned by Company. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, to the extent applicable, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for conducting the services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including but not limited to, estimated taxes. The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant’s breach of this section.

8. Representations by Consultant. The Consultant represents that the Consultant has the qualifications and ability to perform the services in a professional manner. The Consultant shall indemnify, defend, and hold harmless the Company, and the Company’s officers, directors, shareholders and representatives from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that the Company may incur or suffer and that arise, result from, or are related to any breach or failure of the Consultant to perform any of the representations, warranties and agreements contained in this Agreement.

9. Business Expenses. The Company shall reimburse the Consultant for all reasonable, pre-approved business expenses incurred by the Consultant provided that each such expenditure qualifies as a proper deduction on the Company’s federal and state income tax return. Each such pre-approved expenditure shall be reimbursable only if the Consultant furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

10. Notices.  Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

11. Choice of Law and Venue. This Agreement shall be governed according to the laws of the State of Delaware. Venue for any legal or equitable action between the Company and the Consultant that relates to this Agreement shall be in the state or Federal courts sitting in the City of New York, Borough of Manhattan, State of New York.

12. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

13. Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

14. Arbitration. The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before the American Arbitration Association (the “AAA”) located in the City of New York, Borough of Manhattan, State of New York, according to the rules and practices of the AAA from time-to-time in force; provided however that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section. The arbitrator shall apply Delaware law in rendering a decision.

15. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

16. Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of the same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

17. Recitals Incorporated. The recitals of this Agreement are incorporated herein and made a part hereof.

WHEREFORE, the parties have executed this Agreement on the date first written above.

“CONSULTANT”

Pat Scorzelli

“COMPANY”

US Global Nanospace, Inc.

By:
Carl Gruenler, Chief Executive Officer

EXHIBIT “A”

DUTIES OF CONSULTANT

Consultant shall perform the following duties, subject to and in compliance with applicable law or regulation:

1. Management consulting services, including, without limitation, services related to the marketing, demonstration, development, sale or licensing of the Company’s MAPSANDS technology.

2. Such other duties as the parties may mutually agree for which the Consultant may be compensated lawfully in S-8 Stock.